Exhibit 99.1

NextPlat Expands North American Technology E-Commerce Business with Acquisition of Outfitter Satellite Inc.

Accretive Acquisition to More Than Double North American Technology E-Commerce Product Sales and Recurring Revenue through Consumer, Commercial and Government Customer Sales

COCONUT GROVE, FL – March 26, 2024 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-Commerce provider, today announced the significant expansion of its North American e-commerce business with the acquisition of Outfitter Satellite Inc. (“Outfitter”) through an all-cash transaction. The transaction is expected to close on April 1, 2024.

Based in Nashville, Tennessee, for over two decades, Outfitter has provided consumers, commercial and government customers, with advanced satellite-based connectivity solutions from leading brands including Iridium, Inmarsat and Globalstar. The accretive acquisition is expected to more than double NextPlat’s existing North American technology e-commerce product sales and recuring revenue. Furthermore, this transaction is expected to drive increased profitability through improved business efficiencies and shared resources while supporting future domestic operations and distribution utilizing Outfitter’s leased office and warehousing space. The Company anticipates integrating Outfitters’ operations onto its global e-commerce platform, significantly expanding its product offerings, and enabling it to begin selling into international markets as NextPlat continues to further penetrate high growth markets for technology and healthcare domestically and internationally.

“Outfitter is an ideal addition to our technology e-commerce portfolio, delivering immediate synergies and value, quickly and profitably adding scale to our North American operations. Through acquisitions such as Outfitter and the introduction of new technology and healthcare e-commerce offerings expected later this year, we are executing against our growth plan by expanding our business in the United States and in other large markets around the world,” said Charles M. Fernandez, Executive Chairman and CEO of NextPlat Corp.

David Phipps, President of NextPlat and CEO of Global Operations, added, “We continue to see consumer and commercial demand for connectivity products and services, especially in large geographies such as the United States where we have previously had limited exposure. I look forward to working with the Outfitter team to quickly leverage the capabilities of our global e-commerce platform to further support their customers while driving valuable new technology e-commerce growth for NextPlat.”

For more information about NextPlat, please visit www.NextPlat.com and connect with us on Facebook and X (formerly Twitter).

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets including technology and healthcare. Through acquisitions, joint ventures and collaborations, the Company intends to assist businesses in selling their goods online, domestically, and internationally, allowing customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications division offering voice, data, tracking, and IoT products and services worldwide and pharmacy and healthcare data management services in the United States through its subsidiary, Progressive Care Inc. (OTCQB: RXMD).

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional e-commerce capabilities for physical and digital assets, transact business in crypto currencies and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net